Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-122976, 333-152777, and 333-176063) of Metropolitan Health Networks, Inc. of our report dated September 7, 2011, with respect to the consolidated financial statements of Continucare Corporation included in this Current Report on Form 8-K/A of Metropolitan Health Networks, Inc. dated October 12, 2011.

/s/ Ernst & Young LLP
Certified Public Accountants
Miami, Florida
October 12, 2011